UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

UNITED CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10104	04-2294493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Park Place, Great Neck, New York		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 466-6464

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On June 14, 2011, United Capital Corp. (the “Company”) held its annual meeting of stockholders for the purposes of electing seven directors for a one-year term or until their successors are elected and qualified to fill the expiring terms of such directors.

All of the Company’s nominees for Director received the requisite plurality of the votes cast by the holders of shares present at the meeting in person or by proxy and entitled to vote thereon, and, accordingly, were elected to the Board of Directors for the ensuing year and until their successors are duly elected and qualified. The number of votes cast for and withheld from each nominee is set forth below:

	FOR	WITHHELD
A.F. Petrocelli	7,348,802	611,229
Anthony J. Miceli	7,300,056	659,975
Michael T. Lamoretti	7,339,768	620,263
Michael J. Weinbaum	7,339,768	620,263
Howard M. Lorber	7,264,450	695,581
Robert M. Mann	7,937,748	22,283
Arnold S. Penner	7,937,748	22,283

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2011	UNITED CAPITAL CORP.

	By:	/s/ Anthony J. Miceli
		Name:	Anthony J. Miceli
		Title:	Vice President, Chief Financial Officer and Secretary